Exhibit 23.1

Chang G. Park, CPA, Ph. D. t 371 E STREET t CHULA VISTA t CALIFORNIA 91910-2615t t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 764-5480 t E-MAIL changgpark@gmail.com t

December 21, 2007

To Whom It May Concern:

The firm of Chang G. Park, CPA consents to the inclusion in this Registration Statement of  Bio-Matrix Scientific Group, Inc. on Form SB-2/A of our report dated on December 19, 2007 with respect to our audits of the consolidated financial statements of Bio-Matrix Scientific Group, Inc as of  September 30, 2007  and for the year ended September 30, 2007 and  nine months ended September 30 , 2006, whose report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.

Very truly yours,

/s/ Chang G. Park
____________________________
Chang G. Park, CPA

Member of the California Society of Certified Public Accountants
Registered with the Public Company Accounting Oversight Board